Exhibit 99.1

NEWS RELEASE

ASCENA RETAIL GROUP, INC. REPORTS FOURTH QUARTER
AND FISCAL YEAR 2011 SALES AND EARNINGS RESULTS

— COMPARABLE STORE SALES INCREASE 7% FOR THE QUARTER AND 6% FULL YEAR—
— COMPANY PROVIDES FISCAL 2012 EARNINGS GUIDANCE —

SUFFERN, NY – September 14, 2011 – Ascena Retail Group, Inc. (NASDAQ - ASNA) today reported financial results for its fiscal fourth quarter and full year ended July 30, 2011.  The Company noted that, on a reported basis, comparisons between the current and prior periods were affected by the number of weeks in its fiscal year reporting calendar, whereby the fourth quarter and full year period of the prior year included an extra week due to Fiscal 2010 being a fifty-three week year.  In addition, the Company noted that Fiscal 2011 benefited from a full year of Justice’s operating results, compared to a partial period in the prior year as a result of the merger closing on November 25, 2009.

Fiscal Fourth Quarter Results

On a reported basis, net income for the fiscal fourth quarter was $28.2 million, or $0.35 per diluted share, compared to net income of $42.0 million, or $0.52 per diluted share, for the fourth quarter of Fiscal 2010.

On an adjusted basis, net income increased to $38.5 million, or $0.48 per diluted share, compared to net income for last year’s fourth quarter of $34.0 million, or $0.42 per diluted share.  Adjusted results exclude the effect of the extra week in Fiscal 2010 and other items that management believes are not indicative of the Company’s underlying operating performance.  Reference should be made to the section “Use of Non-GAAP Financial Measures” elsewhere in this release for a discussion of the non-GAAP financial measures used in this release and for the reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

Net sales for the thirteen-week fiscal fourth quarter increased 2% to $725.8 million, compared to $710.9 million for last year’s fourteen-week fiscal fourth quarter.  On an adjusted basis, excluding the effect of the extra week in the prior year’s quarter, sales increased 11%.  This overall increase was largely due to across-the-board increases in comparable store sales, as well as strong growth in e-commerce sales.  Consolidated comparable store sales, which include stores open for at least one year, increased 7% on a thirteen-week comparable basis for the fiscal fourth quarter.  By brand, comparable store sales increased 4% at dressbarn, 3% at maurices and 14% at Justice.

On a reported basis, selling, general and administrative (“SG&A”) expenses for the fourth quarter were $216.5 million, or 29.8% of sales, compared to $209.9 million, or 29.5% of sales last year.  On an adjusted basis, SG&A expenses were $209.4 million, or 28.9% of sales, compared to $192.5 million, or 29.4% of sales last year.  This decrease in SG&A as a percentage of sales was primarily due to better leveraging of fixed operating expenses on the higher sales base.

On a reported basis, operating income for the fourth quarter was $54.1 million, or 7.5% of sales, compared to $59.8 million, or 8.4% of sales last year.  On an adjusted basis, operating income increased 16% to $62.6 million, or 8.6% of sales, compared to $54.2 million, or 8.3% of sales last year.  The increase in adjusted operating income was due to the strong performance of all three brands, most notably Justice.

Fiscal Full Year Results

On a reported basis, net income for the fiscal year ended July 30, 2011 increased to a record $170.5 million, or $2.11 per diluted share, compared to net income of $133.4 million, or $1.73 per diluted share for Fiscal 2010.

On an adjusted basis, net income increased to a record $188.7 million, or $2.33 per diluted share, compared to net income for Fiscal 2010 of $136.1 million, or $1.77 per diluted share.  The improved full year results in Fiscal 2011 primarily reflected strong growth in operating income at maurices and Justice, including a full year’s effect of the merger, partially offset by lower operating performance at dressbarn.  Adjusted results exclude the effect of the extra week in Fiscal 2010 and other items that management believes are not indicative of the Company’s underlying operating performance.  Reference should be made to the section “Use of Non-GAAP Financial Measures” elsewhere in this release.

Net sales for the fifty-two week fiscal year ended July 30, 2011 increased 23% to a record $2.91 billion, compared to $2.37 billion for the prior fifty-three week fiscal year ended July 31, 2010.  The overall increase was primarily due to a full year’s effect of the Justice merger, strong growth in e-commerce sales and across-the-board increases in comparable store sales.  Consolidated comparable store sales increased 6% on a fifty-two week comparable basis for the year.  By brand, comparable store sales increased by 2% at dressbarn, 10% at maurices and 8% at Justice.

On a reported basis, SG&A expenses for the fiscal year were $852.1 million, or 29.2% of sales, compared to $690.2 million, or 29.1% of sales in the prior year. On an adjusted basis, SG&A expenses were $833.3 million, or 28.6% of sales, compared to $662.0 million, or 28.6% of sales last year.  SG&A as a percent of sales did not reflect leverage from the sales increase as a result of the costs associated with several key initiatives.

On a reported basis, operating income for fiscal 2011 was $289.8 million, or 9.9% of sales, compared to $217.5 million, or 9.2% of sales in the prior year. On an adjusted basis, operating income increased to $311.0 million, or 10.7% of sales, compared to $222.7 million, or 9.6% of sales in the prior fiscal year.  The increase in both reported and adjusted operating income was largely due to the strong performance of maurices and Justice, the latter of which also included a full year’s effect of the merger.

Commentary

David R. Jaffe, President and Chief Executive Officer of Ascena Retail Group, Inc., commented, “We are pleased to have reported a strong fiscal year and fourth quarter.  Our results were achieved in a very tough environment and we remain positioned for growth both in sales and operating profitability.  Our balance sheet and cash flow remain very strong and we have the resources to continue to pursue organic growth and to continue to search for complementary acquisitions.  We are certainly mindful of the pressures of today’s macro-economic environment and we are planning our business accordingly.  Even so, we are positioned well to take advantage of a number of opportunities that we believe will allow us to continue to grow, evolve our business, and drive value to our shareholders.”

Use of Non-GAAP Financial Measures

To provide investors information to assist them in assessing the Company’s on-going operations on a comparable basis, the Company is providing financial measures in this press release that exclude certain items detailed below from the Fiscal 2011 and Fiscal 2010 reported results.  Throughout this release, the term “reported” refers to information prepared in accordance with accounting principles generally accepted in the United States (GAAP), while the term “adjusted” refers to non-GAAP financial information adjusted to exclude the impact of the items mentioned below.  Management believes that such items are not indicative of the underlying operating performance of the Company’s businesses.

For Fiscal 2011 and Fiscal 2010, the following items and transactions have been excluded from the applicable GAAP measures for purposes of determining “adjusted” operating results:  (1) merger-related, integration and reorganization costs incurred in both years, (2) start-up expenses incurred in Fiscal 2011 in connection with the Company’s new initiatives to expand its retail operations into Canada and to launch a new boys product line, Brothers, for Justice, (3) market-related expenses (income) in both years related to the Company’s deferred compensation plan that affects the Company’s liability under the plan, (4) losses incurred in both years on the extinguishment of debt, (5) a non-cash impairment charge in Fiscal 2010 related to the Company’s Studio Y trade name, (6) certain tax benefits recognized in Fiscal 2010 due to the one-time reversal of certain tax liabilities, (7) a loss on the sale of an investment and (8) the financial effects of including an extra week in Fiscal 2010 due to a shift in the Company’s fiscal year reporting calendar.

	Fiscal Fourth Quarter (in millions, except per share amounts)
	FY 2011 (Thirteen Weeks)				FY 2010 (Fourteen Weeks)
	Income before income taxes	Income taxes	Net income	Diluted net income per common share	Income before income taxes	Income taxes	Net income	Diluted net income per common share
Reported basis	$48.0	$19.8	$28.2	$0.35	$60.1	$18.1	$42.0	$0.52
Adjustments:
Merger-related, integration and reorganization costs	6.6	2.4	4.2	0.06	1.2	0.3	0.9	0.01
Start-up expenses	1.7	0.5	1.2	0.01	—	—	—	—
Market-related expenses(income) for deferred compensation plan	0.2	0.2	—	—	(0.3)	(0.1)	(0.2)	—
Loss on extinguishment of debt	4.0	1.6	2.4	0.03	—	—	—	—
Tax benefit due to the reversal of certain tax liabilities	—	—	—	—	—	4.8	(4.8)	(0.06)
Loss on sale of investment	2.5	—	2.5	0.03	—	—	—	—
Effect of extra week in Fiscal 2010	—	—	—	—	(6.5)	(2.6)	(3.9)	(0.05)
Adjusted basis	$63.0	$24.5	$38.5	$0.48	$54.5	$20.5	$34.0	$0.42

	Fiscal Year (in millions, except per share amounts)
	FY 2011 (Fifty-two Weeks)				FY 2010 (Fifty-three Weeks)
	Income before income taxes	Income taxes	Net income	Diluted net income per common share	Income before income taxes	Income taxes	Net income	Diluted net income per common share
Reported basis	$284.4	$113.9	$170.5	$2.11	$209.4	$76.0	$133.4	$1.73
Adjustments:
Merger-related, integration and reorganization costs	12.3	4.5	7.8	0.10	7.4	2.4	5.0	0.06
Start-up expenses	3.5	1.2	2.3	0.02	—	—	—	—
Market-related expenses(income) for deferred compensation plan	5.4	2.2	3.2	0.04	2.3	0.8	1.5	0.02
Loss on extinguishment of debt	4.0	1.6	2.4	0.03	5.8	2.1	3.7	0.05
Impairment of trade name	—	—	—	—	2.0	0.8	1.2	0.02
Tax benefit due to the reversal of certain tax liabilities	—	—	—	—	—	4.8	(4.8)	(0.06)
Loss on sale of investment	2.5	—	2.5	0.03	—	—	—	—
Effect of extra week in Fiscal 2010	—	—	—	—	(6.5)	(2.6)	(3.9)	(0.05)
Adjusted basis	$312.1	$123.4	$188.7	$2.33	$220.4	$84.3	$136.1	$1.77

Net sales:

(in millions)	Fiscal Fourth Quarter		Fiscal Year
	FY 2011	FY 2010	FY 2011	FY 2010
Reported basis	$725.8	$710.9	$2,914.0	$2,374.6
Adjustments:
Effect of extra week in Fiscal 2010	—	(56.0)	—	(56.0)
Adjusted basis	$725.8	$654.9	$2,914.0	$2,318.6

Selling, general and administrative expenses:

(in millions)	Fiscal Fourth Quarter		Fiscal Year
	FY 2011	FY 2010	FY 2011	FY 2010
Reported basis	$216.5	$209.9	$852.1	$690.2
Adjustments:
Merger-related, integration and reorganization costs	(5.6)	(1.2)	(10.3)	(7.4)
Start-up expenses	(1.3)	—	(3.1)	—
Market-related (expenses)income for deferred compensation plan	(0.2)	0.3	(5.4)	(2.3)
Impairment of trade name	—	—	—	(2.0)
Effect of extra week in Fiscal 2010	—	(16.5)	—	(16.5)
Adjusted basis	$209.4	$192.5	$833.3	$662.0

Operating income:

(in millions)	Fiscal Fourth Quarter		Fiscal Year
	FY 2011	FY 2010	FY 2011	FY 2010
Reported basis	$54.1	$59.8	$289.8	$217.5
Adjustments:
Merger-related, integration and reorganization costs	6.6	1.2	12.3	7.4
Start-up expenses	1.7	—	3.5	—
Market-related expenses(income) for deferred compensation plan	0.2	(0.3)	5.4	2.3
Impairment of trade name	—	—	—	2.0
Effect of extra week in Fiscal 2010	—	(6.5)	—	(6.5)
Adjusted basis	$62.6	$54.2	$311.0	$222.7

Fiscal July 2012 Earnings Guidance

The Company’s guidance for earnings per diluted share for the fiscal year ending July 2012 is in the range of $2.55 to $2.65.  This estimate is based upon various assumptions for the year, including a mid-single digit increase in comparable store sales.  The Company plans to open approximately 125 to 135 stores and close 30 to 35 stores, ending fiscal 2012 with approximately 2,600 dressbarn, maurices and Justice stores in operation.

Conference Call Information

The Company will conduct a conference call today, September 14, 2011 at 4:30PM Eastern Time to review its fourth quarter fiscal 2011 results followed by a question and answer session. Parties interested in participating in this call should dial in at (617) 614-3453 prior to the start time, the passcode is 50466925.  The call will also be simultaneously broadcast at www.ascenaretail.com.  A recording of the call will be available shortly after its conclusion and until October 14, 2011 by dialing (617) 801-6888, the passcode is 21192139.

Beginning with the first quarter of Fiscal 2012, the Company will be reporting quarterly sales in conjunction with the quarterly earnings announcement.

About Ascena Retail Group, Inc.

Ascena Retail Group, Inc. was created as a public holding company effective January 1, 2011 pursuant to a corporate reorganization, and became the successor reporting company to The Dress Barn, Inc.  The Company is a leading national specialty retailer of apparel for women and tween girls, operating through its wholly-owned subsidiaries, the dressbarn, maurices and Justice brands.  The Company operates through its subsidiaries over 2,500 stores throughout the United States, Puerto Rico and Canada, with revenues of approximately $2.9 billion.

dressbarn stores offer casual, career and special occasion fashion apparel and accessories at value prices for women ages 35-55, operating 830 stores in 47 states. maurices stores offer casual and career apparel and accessories at value prices to the fashion-conscious woman, ages 17-34 with a 20-something attitude, and operate 784 stores in 44 states. Justice stores offer trend-right apparel and accessories at value prices for tween girls ages 7-14 and operate 902 stores in 46 states, Puerto Rico and Canada.

For more information, visit www.ascenaretail.com, www.dressbarn.com, www.maurices.com and www.shopjustice.com.

Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially.  The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved.  Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available in the Company’s most recent annual report on Form 10-K/A for the year ended July 31, 2010 and the Company’s quarterly report on Form 10-Q for the quarter ended April 30, 2011.

CONTACT:	Ascena Retail Group, Inc.
Investor Relations
(845) 369-4600

ICR, Inc.
James Palczynski
Senior Managing Director
(203) 682-8229
jp@ircinc.com

Ascena Retail Group, Inc.
Consolidated Statements of Operations (Unaudited)
(millions, except per share data)

	Fourth Quarter Ended
	July 30, 2011	% of Net Sales	July 31, 2010(a)	% of Net Sales

Net sales	$725.8	100.0%	$710.9	100.0%
Cost of goods sold, including occupancy and buying costs	(431.0)	(59.4)%	(419.5)	(59.0)%
Gross profit	294.8	40.6%	291.4	41.0%
Selling, general and administrative expenses	(216.5)	(29.8)%	(209.9)	(29.5)%
Depreciation and amortization expense	(24.2)	(3.3)%	(21.7)	(3.1)%
Operating income	54.1	7.5%	59.8	8.4%

Interest expense	(0.5)	(0.1)%	(0.7)	(0.1)%
Interest and other income, net	(1.6)	(0.2)%	1.0	0.2%
Loss on extinguishment of debt	(4.0)	(0.6)%	—
Income before provision for income taxes	48.0	6.6%	60.1	8.5%
Provision for income taxes	(19.8)	(2.7)%	(18.1)	(2.6)%
Net income	$28.2	3.9%	$42.0	5.9%

Net income per common share:
Basic	$0.36		$0.53
Diluted	$0.35		$0.52

Weighted average common shares outstanding:
Basic	77.5		79.3
Diluted	80.3		81.5

(a)	Due to the Company’s fiscal year reporting calendar, Fiscal 2010 included an extra week.

Ascena Retail Group, Inc.
Consolidated Statements of Operations (Unaudited)
(millions, except per share data)

	Fiscal Year Ended
	July 30, 2011	% of Net Sales	July 31, 2010(a)(b)	% of Net Sales

Net sales	$2,914.0	100.0%	$2,374.6	100.0%
Cost of goods sold, including occupancy and buying costs	(1,682.3)	(57.7)%	(1,395.3)	(58.8)%
Gross profit	1,231.7	42.3%	979.3	41.2%
Selling, general and administrative expenses	(852.1)	(29.2)%	(690.2)	(29.1)%
Depreciation and amortization expense	(89.8)	(3.1)%	(71.6)	(3.0)%
Operating income	289.8	9.9%	217.5	9.2%

Interest expense	(2.5)	(0.1)%	(6.6)	(0.3)%
Interest and other income, net	1.1	0.0%	4.3	0.2%
Loss on extinguishment of debt	(4.0)	(0.1)%	(5.8)	(0.2)%
Income before provision for income taxes	284.4	9.8%	209.4	8.8%
Provision for income taxes	(113.9)	(3.9)%	(76.0)	(3.2)%
Net income	$170.5	5.9%	$133.4	5.6%

Net income per common share:
Basic	$2.18		$1.85
Diluted	$2.11		$1.73

Weighted average common shares outstanding:
Basic	78.1		72.2
Diluted	80.9		77.0

(a)	Due to the Company’s fiscal year reporting calendar, Fiscal 2010 included an extra week.
(b)	Includes a partial period of Justice results from the merger date of November 25, 2009 to July 31, 2010.

Ascena Retail Group, Inc.
Consolidated Balance Sheets (Unaudited)
(millions)

	July 30,	July 31,
	2011	2010
ASSETS
Current Assets:
Cash and cash equivalents	$243.5	$240.6
Short-term investments	54.1	86.5
Inventories	365.3	320.3
Deferred tax assets	25.3	21.4
Prepaid expenses and other current assets	72.3	47.3
Total current assets	760.5	716.1
Non-current investments	138.5	15.8
Property and equipment, net	489.0	478.1
Goodwill	234.3	229.7
Other intangible assets, net	184.2	185.6
Other assets	33.1	28.8
TOTAL ASSETS	$1,839.6	$1,654.1

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$181.9	$178.7
Accrued expenses and other current liabilities	162.4	148.8
Deferred income	32.3	27.5
Income taxes payable	5.6	2.8
Current portion of long-term debt	—	1.4
Total current liabilities	382.2	359.2

Long-term debt	—	24.6
Lease-related liabilities	169.2	178.7
Deferred income taxes	45.7	20.3
Other non-current liabilities	84.5	56.6
Total liabilities	681.6	639.4
Equity	1,158.0	1,014.7
TOTAL LIABILITIES AND EQUITY	$1,839.6	$1,654.1

Ascena Retail Group, Inc.
Segment Information (Unaudited)
(millions)

	Fourth Quarter Ended		Fiscal Year Ended
	July 30,	July 31,	July 30,	July 31,
	2011	2010(a)	2011	2010(a)(b)
Net sales:
dressbarn	$280.3	$282.3	$987.5	$982.0
maurices	183.0	183.0	776.5	680.7
Justice	262.5	245.6	1,150.0	711.9
Total net sales	$725.8	$710.9	$2,914.0	$2,374.6

Operating income:
dressbarn	$26.7	$33.3	$37.4	$59.8
maurices	16.7	23.5	114.6	93.0
Justice	10.7	3.0	137.8	64.7
Total operating income	$54.1	$59.8	$289.8	$217.5

(a)	Due to the Company’s fiscal year reporting calendar, Fiscal 2010 included an extra week.
(b)	Includes a partial period of Justice results from the merger date of November 25, 2009 to July 31, 2010.